                                Exhibit # 10.06c

                           Acquisition Agreement - GST

                            TELEPHONE AND TELEVISION
                           LEASE AND ACCESS AGREEMENT

        Description of Project: Promontory View Apartments consisting of 306 apartment units, at the corner of Deerwood Road and Deerwood Place in
        San Ramon, in the County of Contra Costa, State of California.

        This Telephone and Television Lease and Access Agreement ("Agreement"),
is entered into as of this 1st day of November 1996 ("Effective Date"), by and between Crow Canyon Developers, Ltd., a California limited partnership, hereinafter called "Lessor," and GRI Telecommunications, Inc., a California
corporation, hereinafter called "Lessee."

                                    RECITALS

        This Agreement is made with respect to the following facts and circumstances:

        A.      Lessor is the owner and developer of a certain multi-family residential apartment complex located in San Ramon, California commonly known as
Promontory View Apartments consisting of 306 apartment units and more particularly described on Exhibit "A" attached hereto. Such project is herein sometimes referred to as the "Project."

        B.      The Lessor has developed the Project in conjunction with a related and adjacent project consisting of 400 apartment units commonly known as
Promontory Point Apartments (the "Related Project").

        C.      Lessee is engaged in the business of installing and operating private telephone systems and private television systems within apartment complexes similar to the Project.

        D.      Lessor and Crow Canyon Communications, a California general partnership ("Communications"), entered into that certain Telephone And
Television Room Lease And Access Agreement dated August 8, 1992 ("Prior
Agreement") pursuant to which Communications installed portions of the telephone and television systems employed at the Related Project. Lessee is an affiliate of Communications. In connection with the entry of Lessor and Lessee into this
Agreement, the Prior Agreement is being terminated.

        E.      Lessee has participated in the installation of portions of the telephone and television systems to the employed at the Project. The television system installed at the Project, is herein sometimes referred to as the
"Television System". The telephone system installed at the Project is sometimes referred to as the "Telephone System". A portion of the equipment employed in connection with both the Television System and the Telephone System at the
Project is located in the Related Project and in particular is located in that area of the Related Project commonly known as the "Telephone and Television
Equipment Room" which area is leased to Lessee pursuant to that certain
Telephone and Television Lease and Access Agreement by and between Lessor and
Lessee in connection with the Related Project dated November 1, 1996. ("Related
Project Agreement").

        F.      In connection with the operation of the Television System and
Telephone System at the Project, Lessor desires to lease a certain portion of the Project to Lessee and to grant Lessee certain other rights as set forth in this Agreement and Lessee desires to lease the identified portion of the
Project, accept the

other rights with respect to the Project as described herein and otherwise perform the obligations of Lessee as set forth in this Agreement.

        In consideration of the mutual promises contained below and for other good and valuable consideration, it is hereby agreed as follows:

                                    Article 1
                             Premises; Utility Areas

1.1     Premises. Lessor hereby leases to Lessee and Lessee hereby leases from
Lessor the portion of the Project which is described on Exhibit "B" attached hereto and incorporated he-rein by this reference. Such area is sometimes referred to herein as the "Premises." The Premises is to be used for the purpose of installing, operating, servicing and repairing the private telephone and television utilities and equipment described on Exhibits "C" and "C-1" (referred to collectively as the "Telephone and Television Equipment"). The equipment as described on Exhibit "C" relating to the Television System shall sometimes be referred to as the "Television Equipment" and the equipment described on Exhibit
"C-1" relating to the Telephone System shall sometimes be referred to as the
"Telephone Equipment".

        In addition to the Telephone and Television Equipment installed in the
Premises, certain equipment relating to the Television System and the Telephone
System at the Project is installed in an area of the Related Project commonly known as the "Telephone and Television Equipment Room" ("Equipment Room"). The
equipment installed in the Equipment Room in connection with the Television
System servicing the Project is sometimes referred to as the "Off-site
Television Equipment". The equipment installed in the Equipment Room servicing the Telephone System at the Project is sometimes referred to as the "Off-site
Telephone Equipment". Certain other additional equipment employed in connection with the Television System and/or Telephone System at the Project is located on the Related Project including without limitation certain television satellite dishes.

1.2     Utility Areas. In addition to the lease of the Premises, Lessor hereby grants to Lessee nonexclusive access to the areas marked on Exhibit "D" (the
"Utility Areas") for the placement and repair of wires, cable and accessories necessary to provide the telephone and television services as described in this
Agreement. Lessee shall have the right of free access to the Utility Areas to inspect, maintain, install, replace and repair the wire, cable and other accessories associated with the Telephone System and the Television System, and to the remainder of the Project for the purpose of repair and maintenance of the wiring, cable and accessories relating to the Telephone System and the
Television System, and for the purpose of collecting receipts for its services and otherwise dealing with tenants within the Project. The access of Lessee to the apartment units in the Project shall be restricted to normal business hours after reasonable notice (except by appointment for after business hours) and such other restrictions as are from time to time reasonably imposed by the
Lessor or its designated agents.

                                    Article 2
                                      Term

2.1     Term. The term of this Agreement shall commence as of the Effective Date and shall expire on December 31, 2005 and shall not be earlier terminated or cancelled except as hereinafter provided. It is acknowledged that although the term of this Agreement commences as of the Effective Date, delivery of The
Premises by Lessor to Lessee and the commencement of telephone service and television service with respect to the Project as contemplated pursuant to the provisions of this Agreement will not occur until completion of construction of the Project. It is currently contemplated that completion of construction of the Project will occur on or about February 28, 1997. Lessor shall have no responsibility or liability to Lessee in the event that completion of construction of the Project is delayed for any reason whatsoever and the term of this Agreement shall not be extended as a result of any delay in completion of construction but in all events shall expire on December 31, 2005.

                                    Article 3
                                Exclusive Control

3.1     Exclusive Right. Lessee shall have the sole and exclusive control and possession of the Premises and the exclusive right to provide telephone and television service to all residents within the boundaries of the Project. Lessor shall not install or use, nor permit any tenant or other person, firm or corporation to install or use any equipment similar to or intended for the same use as the Telephone and Television Equipment (whether coin. operated or not) in the Premises or elsewhere on the Project. During the term of the Agreement,
Lessee shall have the exclusive right to install equipment for telephone and television purposes on or about the Project. Notwithstanding any provisions to the contrary contained in this Agreement, including without limitation the provisions set forth in this paragraph 3.1, Lessor shall be entitled to make available to tenants of the Project alternate telephone and television services to the extent required by applicable law. It is acknowledged that applicable law currently requires that alternate telephone services be made available to tenants of the Project.

3.2     Condition of Premises. Lessee has reviewed the condition of the Premises existing as of the Effective Date and has further reviewed the plans with respect to completion of construction of the Premises. Lessee hereby accepts the
Premises subject to completion in accordance with the applicable plans and further subject to all applicable zoning, municipal, county and state laws, ordinances or regulations governing the use of the Premises.

3.3     Access Fee. Upon execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, Lessee shall pay to Lessor as a fee in connection with the access and other rights provided in this Agreement for the benefit of Lessee the sum of $100,000. This fee shall be unconditionally and absolutely earned upon execution of this Agreement by Lessor and Lessee and shall be unconditionally payable to Lessor The fee shall be paid in the following installments: (i) $50,000 in immediately available funds to be paid on
January 15, 1997; (ii) the balance of $50,000 shall be payable in immediately available funds within fourteen (14) days following written notice given by
Lessor to Lessee that the occupancy rate in connection with the Project has achieved a minimum of 65%.

                                    Article 4
                                      Rent

4.1     Rent. Lessee shall pay to Lessor as rent for the Premises and as consideration for the other rights as granted to Lessee hereunder monthly payments as scheduled on Exhibit "E" of a percentage of the gross receipts of
Lessee from time to time in connection with both the Television System and the
Telephone System which percentages vary in accordance with the number of subscribers within the Project using the Television System and/or Telephone
System. Monthly payments shall be paid in arrears and are due ten (10) days following the closing of each monthly billing cycle which closing occurs at the end of each calendar month. Lessee shall pay to Lessor a late charge of one and one-half percent (1.5%) of the amount due for any monthly payment not received within five (5) business days of the due date. Lessee shall provide to Lessor, along with the monthly rental payment, a report showing the number of subscribers and gross monthly receipts for both the Telephone System and
Television System.

4.2     Audit. Lessor shall have the right to audit Lessee's gross receipts no more frequently than twice in any twelve (12) month period in order to verify the amount of gross receipts. Lessee shall cooperate with Lessor in connection with any audit of its receipts and shall make available to Lessor such information and records as are reasonably requested by Lessor. If any audit shows that there is a deficiency in the payment of rent, the deficiency shall become due and payable fifteen (15) days following written demand from Lessor, accompanied by a statement showing the amount due. The costs of any audit shall be paid by Lessor unless the audit discloses that Lessee shall have understated its gross receipts by three percent (3%) or more, in which case Lessee shall pay all Lessor's costs of the audit. Further, notwithstanding the above provisions of this paragraph
4.2 to the contrary, in the event any audit discloses that Lessee shall have understated its gross receipts by three percent (3%) or more, Lessor shall be entitled to audit Lessee's gross receipts as often as four (4) times in the ensuing twelve (12) month period. If any two (2) audits during any twelve (12)
month period disclose that Lessee has understated its receipts by three percent
(3%) or more, Lessor may terminate this Agreement and Lessee shall remain liable for the deficiency and cost of audit as herein provided. The acceptance by
Lessor of any monies paid to Lessor by Lessee as rent hereunder, as shown on any statement furnished by Lessee, shall not be an admission of the accuracy of such statement or the sufficiency of the amount paid by Lessee.

4.3     Receipts. The term "gross receipts" as used herein shall refer to the gross amount as received from time to time by Lessee in connection with or relating in any fashion to the operation of the Telephone System and Television System at the Project. Such receipts shall include but not be limited to: (i) all monthly fees as paid by tenants of the Project in connection with the Telephone System and the Television System; (ii) all "hook-up" charges or other like charges paid by the tenants of the Project; (iii) all late charges or penalties of any kind as paid by the tenants of the Project; and (iv) any and all other receipts or charges of any kind whatsoever received by Lessee relating to or arising out of the Telephone System and/or Television System at the Project. In the event that
Lessee is no longer providing services in connection with either the Telephone
System or Television System pursuant to this Agreement, then "gross receipts"
thereafter shall refer only to the system for which Lessee continues to provide services.

4.4     Taxes. Lessee shall have the right to deduct from the gross receipts all taxes (except income or other like taxes upon Lessee's net income or profit) and fees imposed on the Telephone System or Television System and on the revenue generated by the Telephone System or Television System at the Project.

                                    Article 5
                                      Taxes

5.1     Real Property Taxes. Lessor shall pay any and all real property taxes associated with the Premises or otherwise associated with the Project. Lessee shall have no responsibility for any such taxes.

5.2     Personal Property. Lessee shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed on its business operation as well as upon all trade fixtures, leasehold improvements and other personal property in or about the Premises and the Project. Lessee shall comply with the provisions of any law, ordinance or rule of taxing authorities which requires Lessee to file a report of Lessee's property located at the Project.

                                    Article 6
                                       Use

6.1     Purpose. Lessee shall use the Premises and shall employ its access to the
Project solely in connection with the purposes contemplated by this Agreement and for no other purpose. During the term hereof, Lessee shall keep the Premises clean and free of any objectionable noises, odors or nuisances, and Lessee shall at all times comply with any and all health and police regulations applicable to the Premises. Lessee shall not install any exterior lighting or make any exterior painting or install any exterior radio or television antennae, loudspeakers or similar devices on the exterior of the Premises or elsewhere in the Project, or make any changes on the exterior of the Premises without
Lessor's prior written consent.

6.2     Restrictions. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises or the Project. Lessee shall not commit or suffer to be committed any waste in or upon the Premises or the Project. Lessee shall not use the Premises or permit anything to be done in or about the Premises or Project that will in any way violate any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted. Lessee agrees that it shall comply with all fire and security regulations that may be issued from time to time by governmental authorities and shall provide Lessor with a name of a designated responsible employee to represent Lessee in all matters pertaining to such fire or security regulations. Lessee shall at its sole cost and expense determine from time to time, whether it is in compliance with the foregoing, shall obtain all necessary governmental approvals and permits, and shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises.

6.3     Hazardous Material. Lessee shall not cause or permit any hazardous material to be brought upon, kept or used on or about the Premises or Project. If Lessee breaches its obligations as stated in the preceding sentence and such breach results in contamination of the Premises or Project or any portion of the
Project by hazardous material, then Lessee shall indemnify, defend and hold
Lessor harmless from all claims, judgments, damages, penalties, liabilities or losses of any kind whatsoever (including without limitation attorneys' fees)
which arise during or after the term of this Agreement as the result of or in connection with such contamination. The obligations of Lessee hereunder shall survive the termination of this Agreement. As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated or defined as "hazardous" or "toxic" by any local governmental authority, the State of California or the United States Government.

                                    Article 7
                                    Utilities

7.1     Availability. Lessor agrees that it will cause to be made available to
Lessee in connection with the Premises the distribution of utilities including electricity, air conditioning, venting and ventilation substantially as such utilities exist with respect to the Premises as of the Effective Date. The cost of any and all utilities as provided to the Premises shall be borne by Lessor, provided that to the extent that electricity provided to the Premises is separately metered; the cost of the electricity shall be borne by Lessee.

7.2     Trash. Lessee shall store all trash and garbage within the areas as established by Lessor for such purposes within the Project. Lessee shall not allow refuse, garbage or trash to accumulate outside the Premises.

7.3     Limited Liability. Lessor shall not be liable to Lessee or any other person for, and neither shall Lessee nor any other person be entitled to any abatement or reduction of rent or damages, direct or indirect, because of any reduction or suspension in the utility services if required by any governmental, authority, or Lessor's failure or inability to furnish any service or facility, Lessor has agreed to supply, when such failure is caused by accident, breakage, repairs, alterations or improvements, strikes, acts of God, governmental preemption or any other cause similar or dissimilar beyond the reasonable control of Lessor.
Lessor shall not be liable under any circumstances for any loss of or any injury to person, property or business, however occurring, through or in connection with or incidental to any failure described above to furnish any service or facility, nor shall any such failure be construed as eviction of Lessee in whole or in part.

                                    Article 3
                                     Repairs

8.1     Repair by Lessee. Lessee will at its cost provide janitorial and housekeeping services, maintenance and repair for the Premises, and will perform all future improvements at its sole cost. Notwithstanding the sentence immediately above, the obligation of Lessee to repair and maintain the Premises shall be limited to maintenance and repair of the interior of the Premises and shall not include the roof, exterior walls or structural aspects of the Premises except in the event that any such damage is caused by or results from the negligence of Lessee or its agents or employees, in which event Lessee shall be obligated to make such repairs. In addition, Lessee shall have no obligation to replace the Premises (exclusive of the Telephone and Television Equipment) in the event of partial or complete destruction of the Premises.

        In addition to the above, Lessee shall at its cost maintain and repair any and all HVAC equipment servicing the Premises, provided that such equipment serves only the Premises and not other portions of the Project. To the extent of any warranty on HVAC equipment serving only the Premises, Lessor shall cooperate with Lessee to enforce the warranty obligations of the manufacturer and/or installer.

8.2     Repair by Lessor. Subject to reasonable wear and tear and Lessee's duties to repair the Premises as set forth in this Article, Lessor shall maintain and repair the exterior walls, roof and the exterior portions of the Premises.
Lessor shall in addition be responsible for the repair of any and all HVAC equipment relating to the Premises except as otherwise provided in paragraph 8.1 and except in connection with any matters caused or resulting from the negligence of Lessee or its employees or agents, in which event Lessee shall be obligated to make such repairs.

8.3     Removal upon Termination. Upon expiration or early termination of this
Agreement, Lessee shall have the right to remove the Telephone and/or Television
Equipment and fixtures as shall have been installed, furnished and supplied by
Lessee in said leased Premises subject to the provisions of paragraph 12.4 below, it being expressly understood and acknowledged by Lessor that title to and the ownership of all such equipment and fixtures shall at all times be and remain in and with Lessee, whether the same or any parts thereof be affixed to the realty or otherwise. Lessee shall repair any damage caused by the removal of its equipment and fixtures, including replacement of landscaping removed or damaged by Lessee. Under no circumstances shall Lessee remove wire in the walls, jacks in buildings or any underground wire or cable. In addition, in no circumstances shall Lessee remove any of the cabling, including without limitation, approximately 600 pairs of telephone lines and one (1) television cable

running between the Equipment Room located in the Related Project and the
Premises which cabling is owned by Lessor. Further, upon the expiration or early termination of this Agreement, Lessee shall be entitled to remove the Off-site
Television Equipment and the Off-site Telephone Equipment subject to the provisions of paragraph 12.4 below and further subject to the provisions of this paragraph 8.3 otherwise applicable to removal of Telephone and/or Television
Equipment located in the Premises.

8.4     Liens. Lessee shall keep the Project and Premises and building in which the
Premises is located free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee, and shall protect, indemnify, hold harmless and defend Lessor from any liens or encumbrances arising out of any work performed by Lessee or at its direction.

                                    Article 9
                                Duties of Lessee

9.1     Installation. It is acknowledged that Lessee has participated in the installation of the Television Equipment and Telephone Equipment described on
Exhibits "C" and "C-1 " respectively together with wire and accessories necessary to provide Telephone and Television services for the Project. It is acknowledged that Lessor has installed certain wiring and cable at the Project in connection with the Telephone System and the Television System.

9.2     Maintenance. Lessee shall service and maintain in good working order all
Telephone and Television Equipment (as well as the Off-site Telephone Equipment and Off-site Television Equipment) and all wiring, cable and accessories, whether installed by Lessor or Lessee, constituting a portion of the Telephone
System and/or Television System at its sole cost and expense. Lessor shall have no obligation of any-kind whatsoever for maintenance and-repair of any such equipment or any portions of either the Telephone System or the Television
System. In no event shall Lessor have any responsibility for any of the costs of such repair and maintenance. In the event of damage to any of the Telephone and
Television Equipment (or the Off-site Telephone Equipment or Off-site Television
Equipment) or any of the wiring, cable or accessories employed in connection with the Telephone System or Television System arising by reason of a casualty or damage or destruction, Lessee shall be obligated at its sole cost to replace and/or repair such damaged equipment, wiring, cable or accessories; provided, only that any such damage resulting from the negligence of Lessor or its employees or agents shall be the responsibility of Lessor. Lessee shall be entitled to employ and shall employ any and all proceeds payable in connection with insurance maintained pursuant to this Agreement available in connection with the damage or destruction of any of the Telephone and Television Equipment or any of the wiring, cabling or accessories as described above to offset the cost of repair and/or replacement of such equipment and/or accessories.

9.3     Tenant Installation. Lessee shall service and actively market both the
Television System and the Telephone System to all tenants within the Project.
Lessee shall provide at its sole cost, all installation services required as to each tenant within the Project and all accessories as required in connection with the "hook-up" of each of the tenants within the Project. Lessee at its sole cost shall respond to any and all reasonable inquiries or requirements of the tenants within the Project relating to the Telephone System or Television System and shall respond within twenty-four (24) hours of notification to all service calls, excluding Sundays and national holidays, in which case response shall be made on the immediately succeeding business day.

9.4     Charges. Lessee at its sole cost shall be responsible for billing all tenants within the Project for Telephone and Television services provided and for collecting all monies due in connection with such

services. Lessor shall have no responsibility of any kind whatsoever for the obligations of any tenant in connection with either the Telephone System or the
Television System.

9.5     Insurance. Lessee shall maintain at its cost liability insurance covering injury to persons and damage to property (including without limitation damage to the Telephone and Television Equipment and to the Off-site Telephone Equipment and Off-site Television Equipment) arising out of its operation on the Project.
Lessor shall be named as an additional insured in connection with all such insurance. A listing of minimum insurance requirements is contained in Exhibit
"F" and incorporated herein by this reference.

9.6     House Phones. At no cost to Lessor, Lessee shall install and "hook-up" as an accommodation to Lessor service for seven (7) "house" telephones and for two (2)
common area television outlets in locations within the Project as selected by
Lessor. In connection with any such services, Lessor shall not be obligated to pay the basic monthly fees in connection with either the telephone or television service so installed. Lessor shall be obligated to pay for any extraordinary television service as used by Lessor and shall further be obligated to pay the standard usage cost for the telephone services employed by Lessor.

9.7     Best Efforts. Lessee shall use its best efforts in performing the obligations of Lessee under this Agreement, as modified or amended from time to time. Without limiting the generality of the foregoing, Lessee shall use its best efforts to promptly discharge the service obligations specified in paragraph 9.3 above of this Agreement.

9.8     Monthly Report. On or before the tenth day of each calendar month, Lessee shall submit a written report to Lessor summarizing such information as may be reasonably requested by Lessor for the prior month. The monthly report to be submitted by Lessee shall include, but not by way of limitation, a summary of any problem areas then existing in connection with the Telephone
System/Television System as well as a summary of the solutions achieved for the problem areas summarized in connection with the previous months. In the event that Lessor requires information other than that then customarily provided in connection with such monthly report by Lessee, Lessor shall give written notice of a request for additional information to Lessee on or before the last day of the calendar month for which the information is being requested by Lessor.

9.9     Bi-Annual Reports. In February of each year, Lessee shall deliver a questionnaire to fifty percent (50%) of the residents of the Project and in
August of each year, Lessee shall deliver a questionnaire to the remaining fifty percent (50%) of the residents of the Project. Lessee shall obtain Lessor's approval regarding the form of the questionnaire prior to distribution of the questionnaire to the residents. Based upon the responses to such questionnaires received by Lessee, on or before the tenth day of April and of October of each year, Lessee shall submit a report to Lessor in connection with the Project for the six (6) month period prior to the date of such report setting forth such information as may be reasonably requested by Lessor from time to time including without limitation the results of the questionnaires returned by residents and a rate comparison between Lessee's rates and the rates of AT&T and PacBell (or their respective successors) for two local locations, two long distance locations and two international locations chosen at random by Lessor. Lessor shall give written notice to Lessee of any information reasonably required by
Lessor in connection with the above-described BI-annual reports which notice shall be given by Lessor to Lessee, if at all, on or before March 15 or
September 15 of each year.

                                   Article 10
                                 Entry by Lessor

10.1    Access. Lessee hereby grants Lessor such licenses and access in and over the Premises or any portion thereof or the Utility Areas as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Project or any part thereof, provided that Lessor shall pay for any alteration required of the Premises as the result of any such use of the Premises. Lessee further covenants and agrees that Lessor may go upon the
Premises to make any necessary repairs to the Premises or perform any work upon the Premises which may be necessary to comply with any laws, rules or regulations of any public authority, or which Lessor may deem necessary to prevent waste or deterioration in connection with the Premises. Except in the case of emergency repairs, Lessor shall give Lessee twenty-four (24) hours prior written notice of any intended entry by Lessor into the Premises for purposes of repairs or performance of any work.

                                   Article 11
                              Voluntary Termination

11.1    Notice of Termination. Within sixty (60) days following the commencement of each six (6) month period during the term of this Agreement commencing as to the Telephone System with the six month .period commencing with the calendar month immediately following the first calendar month in which at least an eighty percent (80%) penetration of the apartment units in the Project is first achieved and with respect to the Television System with the six month period commencing with the calendar month immediately following the calendar month in which at least a sixty percent (60%) penetration of the apartment units in the
Project is first achieved, Lessee shall have the options to terminate by giving written notice, within such sixty (60) days to Lessor as more particularly provided below in this paragraph 11.1. Notice to terminate must be given by
Lessee, if at all, within the applicable sixty (60) day period. The computation of the above described time period shall be made separately for the Telephone
System and separately for the Television System.

        (a) Subject to the sixty-day time periods as described immediately above in this paragraph, in the event that Lessee fails to maintain an average telephone subscription level during the two (2) immediately preceding calendar months of an at least eighty percent (80%) penetration of the apartment units in the Project, then Lessee shall be entitled to give Lessor written notice of its intent to terminate its obligations pursuant to this Agreement to provide the
Telephone System for the Project. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Lessor of such written notice.

        (b) Subject to the time periods as described immediately above in this paragraph, in the event that Lessee fails to maintain an average television subscription level during the two (2) immediately preceding calendar months of an at least sixty percent (60%) penetration of the apartment units in the
Project, then Lessee shall be entitled to give Lessor written notice of its intent to terminate its obligations pursuant to this Agreement to provide the
Television System for the Project. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Lessor of such written notice.

11.2    Removal of Equipment. In the event that Lessee terminates either of its services with respect to 'he Telephone System or its services with respect to the Television System in accordance with paragraph 11. 1 immediately above,
Lessee shall have thirty (30) days to remove its equipment associated with the terminated service, beginning with the effective date of the termination;
provided, however, that any

equipment not so removed thirty (30) days after the date of termination for the terminated service shall be deemed to be abandoned. Lessee will repair any damages to the Premises caused by removal of its equipment. The equipment to be removed in connection with the termination of the Telephone System or Television
System shall include the Off-site Telephone Equipment or Off-site Television
Equipment as the case may be.

11.3    Lessee Cooperation. In the event that Lessee terminates its obligations with respect to either the Television System or Telephone System in accordance with paragraph 11. 1 immediately above, Lessee shall upon the request of Lessor, during the ninety (90) days prior to the effective date of termination, negotiate in good faith with Lessor for the sale to Lessor or its designees of the Telephone Equipment and/or Television Equipment (as well as the Off-site
Telephone Equipment and/or the Off-site Television Equipment) as the case may be, relating to the terminated service, which sale shall be made on a cash basis for a price equal to the fair market value of the equipment being sold. Should
Lessor and Lessee be unable to agree upon a fair market value for the equipment, then Lessee shall be entitled to remove such equipment in accordance with the provisions of paragraph 11.2 immediately above. In the event of any such removal of equipment, Lessee shall cooperate with Lessor in connection with Lessor's efforts to obtain a third-party provider to furnish the services being terminated by Lessee. Such cooperation shall include but not be limited to making space available prior to the effective date of termination to the third party provider within the Premises so that the third-party provider can install equipment as required to provide the services effective as of the date of termination.

11.4    Non-Terminated Service. Pursuant to paragraph 11.1 above, Lessee may terminate one without the other of the services provided under this Agreement.
For example, if Lessee notifies Lessor of its intent to terminate the Television
System but not the Telephone System, then this Agreement shall remain in effect only with respect to the Telephone System being, provided by Lessee. To the extent required in connection with the removal of equipment by reason of the termination of the Television System or the Telephone a System, Lessor and
Lessee agree to execute an amendment to this Agreement that will provide a new description of the Premises as shown on Exhibit "B."

11.5    Lease Termination. In the event that Lessee elects to terminate its obligations with respect to either the Telephone System or the Television System as provided in subparagraph 11.1(a) and subparagraph 11.1(b), respectively, then in such event, Lessor shall be entitled to terminate this Agreement in its entirety by giving written notice of such termination to Lessee within ninety
(90) days following receipt by Lessor of written notice of termination from
Lessee. Any such termination shall be effective thirty (30) days after the date of receipt by Lessee of such written notice.

11.6    Additional Termination Right. Notwithstanding any provision to the contrary contained in this Agreement, upon the sale or exchange of the Project, Lessor
(or its successor in interest as more particularly described below) shall be entitled to terminate this Agreement by giving written notice ("Termination
Notice") to Lessee. The effective date of any such termination shall be the date set forth in the Termination Notice provided, however, that in no event shall such date be less than sixty (60) days following the date on which the
Termination Notice is given. In the event of any such termination, provided that
Lessee is not otherwise in default pursuant to this Agreement, upon the effective date of such termination Lessor shall pay to Lessee in cash a termination fee in the amount set forth on Exhibit "G" attached hereto. Pursuant to provisions of this paragraph 11.6, Lessor shall be entitled to terminate this
Agreement with respect to either the Telephone System or the Television System or both. In the event of the termination of this Agreement only with respect to one (but not both) of the Telephone System or the Television System then this
Agreement shall continue with respect to that system not terminated and following the effective date of the termination the rent payable by Lessee as provided in paragraph 4.1

                                       10

shall be based upon the percentage of gross receipts as set forth on Exhibit "E"
in connection with the system not then terminated. In the event of the termination of either the Telephone System or the Television System as described in this paragraph 11.6, but not both, the above described fee as set forth on
Exhibit "G" shall be reduced as applicable such that the fee payable in connection with the termination of the Telephone System shall be seventy-five percent (75%) of the total fee and the fee payable in connection with the
Television System shall be twenty-five percent (25%) of the total applicable fee. In the event of any termination by Lessor of the, Telephone System or the
Television System or both as provided in this paragraph 11.6, the provisions of paragraphs 11.2 and 11.3 shall be applicable with respect to the equipment of the terminated system and Lessee shall have thirty (30) days following the effective date of termination to remove the applicable equipment as provided in paragraph 11.2 subject however to the provisions of paragraph 11.3 pursuant to which provisions Lessor and Lessee, during the sixty (60) day period prior to the effective date of termination, shall negotiate in good faith with respect to the purchase and sale of the Telephone Equipment and/or Television Equipment relating to the terminated service(s). The right to terminate as set forth in this paragraph 11.6, shall inure to the benefit of Lessor and shall, in addition, inure to the benefit of successors-in-interest to Lessor pursuant to this Agreement who hereafter purchase the Project from Lessor (or a successor-in-interest to Lessor) provided that following such purchase this
Agreement remains in force and effect (and is therefore not terminated pursuant to the provisions of the paragraph 11.6).

                                   Article 12
                                     Default

12.1    Defaults by Lessee. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement by
Lessee:

        (a) The vacating or abandonment of the Premises by Lessee; or

        (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a
Notice to Pay Rent or Quit pursuant to applicable unlawful Detainer statutes, such Notice to Pay Rent or Quit shall not constitute the notice required by this subparagraph; or

        (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by
Lessee, other than as described in paragraph (b) above, where such failure continues for a period of thirty (30) days after written notice thereof from
Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then
Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

        (d) The occurrence of any two (2) audits during any twelve (12) month period disclosing that Lessee has understated its receipts by three percent (3%)
or more as described in paragraph 4.2 above; or

        (e) Failure of Lessee to maintain the Television System or Telephone
System in good condition and repair comparable with similar services, where such failure continues for a period of fifteen (15) days after written notice thereof from Lessor to Lessee; or

                                       11

        (f) Failure of Lessee to provide telephone service or television service to residents of the Project comparable with similar services, or to make service calls upon request in a prompt fashion as provided herein, where such failure continues for a period of five (5) days after written notice thereof from Lessor to Lessee (provided that Lessee shall not be entitled to such five
(5) day "cure" period upon the second (2nd) to occur of any such failure within any thirty (30) day period), except for any failure which results from the failure of a tenant to timely pay its bills for telephone or television services rendered, destruction of equipment without fault of Lessee (provided, however, that such destroyed equipment is to be promptly replaced and repaired by Lessee at its cost), or other commercially acceptable cause reasonably beyond the control of Lessee; or

        (g) Failure of Lessee to provide telephone or television services at rates equal to or less than those charged by the applicable public utility or local cable franchise, as the case may be, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee;
or

        (h) The filing of a voluntary petition of bankruptcy by Lessee or the filing of an involuntary petition by Lessee's creditors, with such petition remaining undischarged for a period of sixty (60) days; or

        (i) A general assignment by Lessee for the benefit of creditors; or

        (j) An appointment of a receiver to take possession of substantially all of Lessee's assets or of the Premises, with such receivership remaining undissolved for a period of sixty (60) days; or

        (k) The attachment, execution or other judicial seizure of substantially all of Lessee's assets or the Premises, with such attachment, execution or seizure remaining undismissed for period of sixty (60) days.

12.2    Defaults by Lessor. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement by
Lessor:

        Failure to perform any of the material obligations required of Lessor to be performed, provided that such failure continues for a period of thirty
(30) days after written notice thereof from Lessee to Lessor, which notice shall specify the specific nature of the failure, and further provided, however, that if the nature of Lessor's default is such that more than thirty (30) days is required to cure such default, then Lessor shall not be in default if Lessor commences to cure such default within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

12.3    Remedies upon Default by Lessee. In the event of default by Lessee, the following shall be applicable:

        (a) In addition to any and all other rights and remedies available to
Lessor at law or in equity, Lessor shall have the right to immediately terminate this Agreement and all access rights and other rights of the Lessee hereunder by giving written notice to Lessee of such election by Lessor. If Lessor shall elect to terminate this Agreement, then it may recover the amounts from Lessee as are provided by applicable California law.

        (b) In the event of default by Lessee, Lessor shall also have the right, with or without Terminating this Agreement, to re-enter the Premises. If Lessor does not elect to terminate this Agreement, Lessor may either recover all rent as it becomes due or re-let the Premises, together with all access rights, upon such provisions as Lessor in its sole judgment may deem advisable, and Lessor shall have the right

                                       12

to make repairs to and alterations to the Premises. If Lessor elects to re-let the Premises, then all rentals received by Lessor from such a re-letting shall be applied to the payment of all costs and expenses incurred by Lessor in connection with such re-letting and to the payment of rent due and paid hereunder.

        (c) Nothing contained in this paragraph 12.3 shall constitute a waiver of
Lessor's rights to recover damages by reason of Lessor's efforts to mitigate damages caused by Lessee's default.

12.4    Removal of Equipment. In the event of a termination of this Agreement by
Lessor resulting from the default of Lessee, Lessee, at its cost, shall have thirty (30) days from the date of termination in which to remove the Telephone
Equipment and the Television Equipment (as well as the Off-site Telephone
Equipment and Off-site Television Equipment); provided, however, that in no event shall Lessee remove any wiring, cabling or accessories installed in the
Project. Notwithstanding the above, at the election of Lessor and without waiving Lessor's election to terminate this Agreement, Lessor shall be entitled to require Lessee to give Lessor fifteen (15) days prior written notice of its intent to remove the Television Equipment and/or the Telephone Equipment. During
such fifteen (15) day term, Lessee shall cooperate with such third-party providers as may be selected by Lessor so as to allow such third-party providers to provide to the Project substitute telephone service and/or substitute television service. Such cooperation shall include but not be limited to cooperation in connection with the placement by third-party providers of new equipment within the Premises and the Equipment Room. In addition, to the extent that Lessor elects to do so, Lessee shall negotiate in good faith following any notice of termination given by Lessor, in order to arrive at an a agreement for purchase at fair market value on a cash basis by Lessor of the Telephone
Equipment and/or the Television Equipment as well as the Off-site Telephone
Equipment and the Off-site Television Equipment. Failing any such agreement for purchase of the equipment, Lessee shall continue to be entitled to remove such equipment in accordance with the provisions hereof from the Premises.

                                   Article 13
                              Damage or Destruction

13.1    Destruction of Premises Due to Risk Covered by Insurance. If during the term of this Agreement the Premises are totally or partially destroyed from a risk covered by insurance in effect at the time, and there are sufficient insurance proceeds to pay in full for the cost of restoration, Lessor shall restore the Premises to substantially the same condition as that which existed immediately prior to destruction, provided that Lessor's obligation shall be limited to the Premises and shall not include either the Television Equipment, or the Telephone Equipment (or the Off-site Telephone Equipment or the Off-site
Television Equipment). Lessee, at its cost, shall be required to restore the
Telephone Equipment and the Television Equipment (and the Off-site Telephone
Equipment and the Off-site Television Equipment). Any such destruction of the
Premises shall not terminate this Agreement. If the existing laws do not permit the Premises to be restored to substantially the same condition as that which existed immediately before the destruction, or if in the opinion of Lessor's architect the restoration cannot be completed within one hundred eighty (180)
days from the date of damage or destruction, Lessor may terminate this Agreement by giving written notice thereof to Lessee.

13.2    Destruction of Premises Due to Risk Not Covered by Insurance. If during the term of this Agreement the Premises are totally or partially destroyed from a risk where the cost of reconstruction is not fully covered by insurance, then
Lessor shall have the election to terminate this Agreement or restore the
Premise's in accordance with the provisions of paragraph 13. 1. If Lessor elects to restore the Premises, .his Agreement shall continue in effect and Lessee shall have the obligation, at its cost, to restore the Television Equipment and the Telephone Equipment.

                                       13

13.3    Rent. In the event of any partial destruction of the Premises, the rent as provided herein shall continue with no abatement, it being acknowledged that the rent is based upon a percentage of Lessee's gross receipts only.

13.4    Restoration of Service. Provided only that the Project in its entirety has not been substantially destroyed, Lessee at its cost shall quickly restore both telephone and television services to the Project. Such restoration of services shall include a temporary restoration of services during the period in which any destruction of the Premises is being restored by Lessor.

                                   Article 14
                                  Miscellaneous

14.1    Indemnity. Lessee shall indemnify and hold Lessor harmless from and against any loss, claim, damage or expense (including attorney's fees) in connection with Lessee's operations at the Project; provided, however, that Lessee shall have no obligation to indemnify Lessor with respect to any loss, claim, damage or expense arising in whole or in part by reason of the negligence of Lessor, its employees, agents or representatives.

14.2    Lessor Warranties. Except as specifically set forth herein, Lessor makes no representations or warranties of any kind whatsoever to Lessee in connection, with the subject matters as described in this Agreement. Specifically, but not by way of limitation, Lessor makes no representations or warranties as to the suitability of the Project for the purposes as intended by Lessee pursuant to the provisions of this Agreement and makes no representations or warranties as to the profitability or other success of the services to be provided by Lessee hereunder.

14.3    Memorandum of Agreement. Upon the request of either Lessee or Lessor, the parties agree to execute 1 memorandum of this Agreement in recordable form and recorded in the Official Records of Contra Costa County, California. Subject to
the provisions of paragraph 11.6, this Agreement shall survive any sale, assignment or other transfer of the Project and shall be construed in all respects as a lease and not a license. In the event of a sale of the Project by
Lessor, Lessor's obligations and liabilities pursuant to this Agreement shall be limited to those obligations and all liabilities accrued as of the completion of the sale and' following completion of the sale the purchasing party shall become the successor Lessor pursuant to this Agreement and the current Lessor shall have no further obligations or liabilities with respect to this Agreement.
Lessor shall use its best efforts to obtain from any third party lender a nondisturbance agreement with respect to this Agreement in a form reasonably satisfactory to both Lessor and Lessee.

14.4    Authority. The person(s) executing this Agreement expressly represent(s)
and warrant(s) that he (they) has (have) full power and authority to do so.

14.5    Assignment. Lessee may not assign this Agreement without the consent of
Lessor, which shall not be unreasonably withheld. Subject to this provision, this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, as the case may be. Notwithstanding the above provisions, Lessee may assign this Agreement to an affiliated entity without the consent of Lessor. For purposes hereof, an "affiliated entity" shall be an entity in which Lessee holds a majority in interest of the equity ownership as well as management control.

        Provided that Lessor has given its consent which consent shall not be unreasonably withheld, Lessee shall be entitled to separately assign its rights with respect to this Agreement relating to the Television

                                       14

System and those rights relating to the Telephone System. By way of example,
Lessee shall be entitled to assign the rights to the Telephone System to a third party and retain the rights to the Television System. In the event of any such assignment by Lessee, in connection with the consent to such assignment required of Lessor, Lessee shall cause to be prepared appropriate documentation to reflect the separate assignment of the Telephone System and/or Television System which documentation shall be in a form reasonably acceptable to Lessor and shall reflect the separate rights and obligations of the respective parties in connection with the separate operation of the Telephone System and Television
System.

        The consent of Lessee shall not be required in connection with any assignment by Lessor of this Agreement or any one or more of the rights and duties of Lessor pursuant to this Agreement. For example, but not by way of limitation, Lessor may assign all of its rights and duties under this Agreement with respect to a portion of the Project, while retaining all of its rights and duties under this Agreement with respect to the balance of the Project.

14.6    Other Agreement. The parties hereby covenant and guarantee that the entering into and performance of this Agreement will not create a breach or default in any agreement to which they are a party.

14.7    Attorney's Fees. In the event it becomes necessary for Lessee or Lessor to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

14.8    Condemnation. In the event of condemnation of the Project or a portion of the Project, or a sale or a transfer of the Project under threat of eminent domain, Lessee shall be entitled to recovery from any proceeds available by reason of such eminent domain or condemnation action an amount reasonably calculated to reimburse Lessee for the loss of benefits of this Agreement (or portion of this Agreement) and for the loss of the investment in the Telephone
Equipment or Television Equipment resulting from such condemnation, taking into account the depreciated value of such equipment.

14.9    Severabilitv. The provisions of this Agreement shall be severable, and the invalidity or unenforceability of any provision shall not affect the remaining provisions.

14.10   Exhibits. The provisions of the Exhibits attached hereto and the attached
Addendum are hereby incorporated in this Agreement by this reference.

14.11   Notice. All notices, requests or demands to a party hereunder shall be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by
Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been given upon the earlier of personal delivery thereof, three (3) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, is the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section.

                                       15

If to Lessor:                             Crow Canyon Developers, Ltd.
                                          c/o Kajima Development Corporation
                                          901 Corporate Center Drive, Suite 201
                                          Monterey Park, California 91754
                                          Attn: Osamu Ibinuma
                                          Fax No.: 213-262-9104

If to Lessee:                             GRI Telecommunications, Inc.
                                          c/o Gentiurn Realty Investments, Inc.
                                          One Daniel Burnham Court, Suite 205
                                          San Francisco, California 94109
                                          Attn: Bonnie Okamoto
                                          Fax No.: 415.776.4084

14.12   Descriptive Heading. The descriptive headings used and inserted in this
Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision of this Agreement.

14.13   Time. Time is of the essence of this Agreement and each and every provision hereof.

14.14   California Law. This Agreement shall be governed by and be construed according to the laws of the State of California.

14.15   Waiver. No covenant, term or condition or breach thereof shall deemed waived except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition.
Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by
Lessor in writing.

14.16   Holding Over Period. If Lessee or anyone claiming under Lessee shall, without the written consent of Lessor, hold over after the expiration or earlier termination of the term of this Agreement, such tenancy shall be on month-to-month tenancy, which tenancy may be terminated as provided by law.
During such tenancy, tenant agrees to pay to Lessor the rent otherwise agreed to be paid hereunder plus an additional amount equal to one hundred percent (100%)
thereof.

14.17   Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rent to be paid by Lessee pursuant to this
Agreement.

14.18   No Partnership. It is agreed nothing contained in this Agreement shall be deemed or construed as creating a partnership or joint venture between Lessor and Lessee, or between Lessor and any other party, or cause Lessor to be responsible in any way for the debt or obligations for Lessee or any other party.

                                       16

14.19   Financing. Lessor may, from time to time, obtain financing in connection with the Project or refinance the Project by means of a mortgage or loan or loans from one or several mortgage companies; before said loans are approved and closed, such mortgage company or companies must approve this Agreement, and in order to receive such approval, this Agreement may have to be amended or modified. Provided that the term hereof is not altered and Lessee's obligations to pay rent are not increased thereby, Lessee agrees that it shall consent and immediately execute any such amendment or modification of this Agreement that may be requested by Lessor and said mortgage company or companies! In the event
Lessee so fails to consent to or execute any such amendment or modification,
Lessor, at its option, may cancel and terminate this Agreement on thirty (30)
days written notice to Lessee without further liability to Lessee hereunder.

14.20   Profit Sharing. Given the very substantial investment being made by Lessor byway of wiring and cable costs and other costs in connection with the operation of both the Telephone System and the Television System, which investment in part allows Lessee pursuant to provisions of this Agreement to participate in the operation and benefits of both such systems, should Lessee employ in any fashion whatsoever any of the facilities, wiring, equipment or other items installed in or employed in connection with either the Telephone
System or the Television System at the Project in connection with an apartment complex, office complex or other project other than the Project (or the Related
Project), then Lessor shall be entitled to fifty percent (50%) of the profits derived by Lessee from any such use. For purposes hereof, the term "profits"
shall refer to as provided in this paragraph 14.20 the gross receipts as received by Lessee in connection with any such use less the actual out-of-pocket costs incurred by Lessee in connection with such use. In any event, Lessee shall not be entitled to employ any* portion of the Telephone System or the Television
System in any fashion whatsoever other than in connection with the Project, except upon the prior written authorization of Lessor.

14.21   Termination of Prior Agreement. As a condition of and simultaneously with execution of this Agreement by Lessor and Lessee, Lessor and Lessee have agreed to terminate the Prior Agreement.

14.22   Related Project Agreement. In accordance with the Related Project
Agreement, Lessee will have access to the Equipment Room in connection with the
Off-site Television Equipment and the Offsite Telephone Equipment. In the event that Lessee's access to the Equipment Room by reason of the Related Project
Agreement is- terminated or partially terminated, then the Lessee shall continue to have access to the portion of the Equipment Room relating to the Telephone
System and/or Television System maintained in connection with the Project pursuant to certain rights retained by Lessor as the owner of the Project in connection with the Related Project. In such event, the "Premises" for purposes of this Agreement shall be interpreted to include the Equipment Room or that portion of the Equipment Room located on the Related Project to which Lessee has rights to maintain the Off-site Television Equipment and/or Telephone Equipment.
The obligations of Lessee with respect to all or such portion of the Equipment
Room shall be the same as the obligations of Lessee with respect to the Premises pursuant to this Agreement. By way of example, but without limitation, Lessee shall be required to repair all or the applicable portion of the Equipment Room in the same fashion as Lessee is required to repair the premises as provided in
Article 8 of this Agreement.

14.23   Entire Agreement. This Agreement along with any Exhibits and attachments hereto constitutes the entire agreement between Lessor and Lessee relative to the Premises and the matters set forth herein, and this Agreement and Exhibits and attachments hereto may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee. It is understood that there are no oral agreements or representations between the parties hereto affecting this
Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or

                                       17

representations and understandings, if any, between the parties hereto with respect to the subject matter as set forth herein.

14.24   Counterparts. This Agreement may be executed in any number of counter-parts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Lessor:                                     Lessee:

CROW CANYON DEVELOPERS, LTD.,
a California limited partnership            GRI TELECOMMUNICATIONS, INC.,
                                            a California corporation

By:      Kajima Development Corp.,
         a Delaware corporation

                                       18

                                    Exhibit A

                Project Description - Promontory View Apartments

                                Legal Description

        Real Property in the City of San Ramon, County of Contra Costa, State
of California, described as follows:

        Parcel 1 as shown on Parcel Map MS 901-89, filed March 2, 1992, Book
158 of Parcel Maps, Page 3, Contra Costa County Records.

A.P.-No.: 208-240-050

                                       19

                                   Exhibit B

                                     image

                                       20

                                    Exhibit C

                Television Equipment - Promontory View Apartments

                                December 10, 1996

                    One (1) Microwave Dish (Receiver) On Site

                   One (1) Microwave Dish (Receiver) Off Site

                                       21

                                   Exhibit C-I

                Telephone Equipment - Promontory View Apartments

                                December 10, 1996

                                  None on Site

The following are "Off Site" Equipment:

        1 Cortelco Cabinet

        3 Universal Carriers

        2 Power Supplies

        42 Station Cards

        1 T-I Card

        1 CSU/DSU

        1 Battery Back-up

                                       22

                                   Exhibit C-2

               Related Project Television and Telephone Equipment

Television Equipment:

        (Inside Equipment Room)

        3 Custom Headend Racks
        10 Processors
        25 Modulators
        20 Integrated Satellite Receiver/Descramblers
        2 Satellite Receivers
        3 Channel Combiners
        2 Demodulators

        (Outside Equipment Room)

        2 12' Satellite Dish Antennas
        1 10' Satellite Dish Antennas
        4 Off Air Antennas

Telephone Equipment:

        (All inside Equipment Room)

        2 Cortelco  SR1000  cabinets
        6  universal  carriers
        3 Power  Supplies
        59 Station Cards
        2 T-1 Cards
        1  Battery  Back-up
        1 WYSE 350  Monitor
        1 Polling  Unit (for billing)
        1 Voice Mail System
        1 Music-On-Hold System

                                       23

                                    Exhibit D

            Description of Utility Areas - Promontory View Apartments

                                       24

                                     image

                                       25

                                     image

                                       26

                                    Exhibit E

                    Rent Schedule Promontory View Apartments

        The rent to be paid by Lessee pursuant to Paragraph 4.1 of the
Agreement shall commence as to each of the Telephone System and the Television
System at such time as services are being provided with respect to the Telephone
System or Television System, as the case may be, to a minimum number of subscribers within the Project as more particularly described below. Such test is to apply separately to the Telephone System and Television System, so that rent with respect to the Telephone System may commence one month , and rent with respect to the Television System may commence in a different month. If after the commencement of rent with respect to one or both of the Systems, the service level falls below the minimum level, rent shall thereupon cease with respect to such System until the month in which the minimum service level is again satisfied. For purposes of determining when "service" is being provided to a given apartment, "hook-up" of the System to such apartment shall be considered as proof of the commencement of service. The rent as described herein is based upon a percentage of the gross receipts with respect to the Telephone System and the Television System. During any months in which rent is not being paid with respect to the Telephone System and/or the Television System because the minimum service level has not been achieved, Lessee shall continue to be obligated to provide the monthly reports to Lessor as described in Paragraph 14.1 of the
Agreement. The percentage of the gross receipts paid in rent shall vary in accordance with the number of subscribers being serviced as described below. In determining the level of service with respect to either the Telephone Service or the Television Service in any given month, the highest level of service in such calendar month shall be determinative.

         The percentage of monthly receipts to be paid by Lessee is described as follows:

From 11/1/96 through and including 12/31/2002:

                                     Percentage of Gross Monthly Receipts
No. of subscribers
being serviced          Telephone System                  Television System

0-183                        0%                                0%
184-213                      5%                                7%
214-243                      6%                                8%
244-274                      7%                                9%
275-306                      8%                                10%
307-                         9%                                11%

From 1/1/2003 through and including 12/31/2005:

No. of subscribers                 Percentage of Gross Monthly Receipts
being serviced          Telephone System                   Television System

0-183                        0%                                 0%
184-213                      6%                                 8%
214-243                      7%                                 9%
244-274                      8%                                 10%
275-306                      9%                                 11%
307-                         10%                                12%

                                       27

                                    Exhibit F

               Insurance Requirements - Promontory View Apartments

Lessee is required to comply at its cost with the following minimum insurance requirements:

        1. Lessee at its expense shall maintain the hereinafter described insurance cover-age with insurance carriers licensed and approved to do business in the
State of California (unless Lessor otherwise approves in -writing) with a general policyholder's rating of not less than A, and financial rating of not less than X, in the most current Best's Insurance Report. In no event will the insurance be terminated or otherwise allowed- to lapse prior to the termination or expiration of the Agreement. Lessee may provide the insurance described in this Exhibit through a policy or policies covering other liabilities of Lessee provided, however, that any such policy or policies shall: (i) allocate to the
Project the full amount of insurance required hereunder, and (ii) contain, permit or otherwise unconditionally authorize the waiver of subrogation as described in paragraph 8 below.

        2. As evidence of specified insurance coverage, Lessor shall, in lieu of actual policies, accept certificates issued by the applicable insurance carrier acceptable to Lessor showing such policies in force for the specified period-
Such evidence shall be delivered to Lessor promptly upon the execution of the
Agreement and prior to the commencement of any activity of Lessee in connection with the Project. Each policy and certificate shall be subject to approval of
Lessor and shall provide that such Policies shall not .PC subject to material alteration or cancellation without thirty (30) days prior written notice to
Lessor, which notice shall be delivered by certified mail, return receipt requested. Should any policy expire or be cancelled prior to termination or expiration of the Agreement and should Lessee fail to immediately procure other insurance as specified, Lessor shall have the right, but not the obligation, to procure such her insurance and charge Lessee therefor, in which event Lessee shall, immediately upon written demand from Lessor, pay to Lessor as additional rent pursuant to the Agreement the sum as advanced by Lessor with respect to the insurance coverage.

        3. Nothing contained in this Amendment or in the Agreement shall be construed to limit the extent of Lessee's responsibility for payment of damages resulting from its operations pursuant to the Agreement nor shall anything contained herein be deemed to place any responsibility an Lessor for ensuring that the insurance required hereunder be sufficient for the operation of Lessee pursuant to the Agreement.

        4. Lessee shall maintain full workman's compensation insurance including employer's liability at a minimum limit of Five Hundred Thousand Dollars
($500,000), or current limit carried, whichever greater, for all persons whom it employs in carrying out the work pursuant to the Agreement, including waiver of subrogation by the insurance carrier with respect to Lessor as specified in paragraph 8 of this Exhibit. Such insurance shall be in strict accordance with the requirements of the most current and applicable state worker's compensation insurance laws in effect from time to time.

        5. Lessee shall maintain during the term of this Agreement general public liability insurance, with coverage limits not less than One Million Dollars
($1,000,000) for bodily injury or death to any one person, injury - and/or death to any number of persons in any one incident, and for property damage in any one occurrence in the aggregate insuring against any and all liability of the insured with respect to the Premises or-arising out of the Agreement. All such insurance shall name Lessor and its designees as additional insureds All such insurance shall specifically insure for performance by Lessee of the

                                       28

                                    Exhibit G

                  Termination Fee* - Promontory View Apartments

The termination fee payable pursuant to Section 11.6 shall be determined as of the effective date of termination in accordance with the following schedule:

        From:

        1/1997-12/1997                                    $200,000
        1/1998-12/1998                                    $200,000
        1/1999-12/1999                                    $160,000
        1/2000-12/2000                                    $120,000
        1/2001-12/2001                                    $80,000
        1/2002-12/2002                                    $40,000
        1/2003-12/2003                                    $10,000
        1/2004-12/2004                                    $10,000
        1/2005-12/2005                                    $10,000

                                       29